Morgan Stanley - Variable Investment Series - Limited
Duration Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3



Securities Purchased:  Digital Realty Trust, L.P. 2.750%
due 2/1/2023
Purchase/Trade Date:	8/2/2017
Offering Price of Shares: $99.930
Total Amount of Offering: $350,000,000
Amount Purchased by Fund: $100,000
Percentage of Offering Purchased by Fund: 0.029%
Percentage of Fund's Total Assets: 0.37%
Brokers: BofA Merrill Lynch, Credit Suisse, J.P.
Morgan, Citigroup, Morgan Stanley, Barclays, SMBC
Nikko, Jefferies, Sun Trust Robinson Humphrey, TD
Securities, US Bancorp, Wells Fargo Securities, BB&T
Capital Markets, BBVA, Raymond James
Purchased from: Bank of America
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  General Motors Co. Floating Rate
Senior Notes due 8/7/2020
Purchase/Trade Date:	8/2/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $125,000
Percentage of Offering Purchased by Fund: 0.025%
Percentage of Fund's Total Assets: 0.47%
Brokers: Deutsche Bank Securities, BofA Merrill Lynch,
Morgan Stanley, Goldman Sachs & Co. LLC, J.P.
Morgan, Citigroup, Societe Generale, Barclays, BBVA,
BNP Paribas, Commerzbank, Mizuho Securities,
NatWest Markets, Credit Agricole CIB, ICBC Standard
Bank, Lloyds Securities, RBC Capital Markets,
Scotiabank, MSBC Nikko, TD Securities, BB Securities,
Bradesco BBI, UniCredit Capital Markets, US Bancorp,
Santander, BNY Mellon Capital Markets, LLC, PNC
Capital Markets LLC, Mischler Financial Group, Inc.
Ramirez & Co., Inc., The Williams Capital Group, L.P.
Purchased from: Deutsche Bank Securities Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  DNB Bank ASA 2.125% due
10/2/2020
Purchase/Trade Date:	9/25/2017
Offering Price of Shares: $99.925
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: 0.016%
Percentage of Fund's Total Assets: 0.76%
Brokers: Barclays Capital Inc., DNB Markets, Inc.,
Goldman Sachs & Co., LLC, J.P. Morgan Securities
LLC, Morgan Stanley & Co. LLC
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.



Securities Purchased:  Capital One Financial
Corporation 2.400% due 10/30/2020
Purchase/Trade Date: 10/26/2017
Offering Price of Shares: $99.908
Total Amount of Offering: $600,000,000
Amount Purchased by Fund: $130,000
Percentage of Offering Purchased by Fund: 0.022%
Percentage of Fund's Total Assets: 0.49%
Brokers: BofA Merrill Lynch, J.P. Morgan, Morgan
Stanley, RBC Capital Markets, Capital One Securities,
Academy Securities, Blaylock Van, LLC, Ramirez &
Co., Inc. The Williams Capital Group, L.P.
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.









Securities Purchased:  Schlumberger Canada Ltd.
2.200% due 11/20/2020
Purchase/Trade Date: 11/14/2017
Offering Price of Shares: $99.879
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $60,000
Percentage of Offering Purchased by Fund: 0.012%
Percentage of Fund's Total Assets: 0.23%
Brokers: BofA Merrill Lynch, HSBC, J.P. Morgan,
MUFG, Citigroup, Societe Generale, BBVA, BNP
PARIBAS, Deutsche Bank Securities, Morgan Stanley,
Standard Chartered Bank
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.